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                                                                       EXHIBIT 5

              OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

           [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]

                               February 15, 2001

Southern Mineral Corporation
1201 Louisiana, Suite 3350
Houston, Texas  77002

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Southern Mineral Corporation, a Nevada corporation (the "Company"), in connection with the registration, pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), of the offering and issuance from time to time, as set forth in the Registration Statement, of common stock, par value $0.01 per share ("Securities"), of the Company. We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that, when the Registration Statement relating to the Securities has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's certificate of incorporation, and when the Securities have been issued and delivered in accordance with the terms of the 1997 Non-Employee Director Compensation Plan, as amended, and the applicable award or similar agreement approved by the Company, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     . We express no opinion as to the laws of any jurisdiction other than the general corporate statutes of the State of Nevada, which are located in Chapter 78 of the Nevada Revised Statutes.

     . This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement

                         Very truly yours,

                         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


                         /s/  Akin, Gump, Strauss, Hauer & Feld, L.L.P.